Exhibit 10.2

Form of Restricted Stock Unit Contract
(Not Transferable)

This Contract, by and between Arch Coal, Inc., a Delaware corporation (the “Company”), and                          (the “Participant”), is made and entered into as a separate inducement in connection with the Participant’s employment and not in lieu of any salary or other compensation for the Participant’s services, pursuant to which the company has awarded,                    restricted stock units (“Units”) to the Participant, subject to the provisions of the Arch Coal, Inc. 1997 Stock Incentive Plan, as amended from time to time (the “Plan”), a copy of which has been made available to the Participant, and to the terms and conditions set forth below, which constitute the entire understanding between the Company and the Participant with respect to this Contract.

This Contract is executed as of                               .

Arch Coal, Inc.

John Ziegler
Vice President - Human Resources

ACKNOWLEDGMENT

Please click the ‘accept’ button below to confirm your acceptance of the terms and conditions of this Contract and the terms and conditions of the Plan within 60 days of issuance of this Agreement.  By confirming acceptance, you (a) acknowledge receipt of a copy of the Plan; (b) represent that you have read and are familiar with the Plan’s terms; (c) accept the award subject to all of the terms and provisions of this Contract and of the Plan under which it is granted, as the Plan may be amended in accordance with its terms; and (d) agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to this Contract.

Terms and Conditions of Restricted Stock Unit Contract

1.                                      Definitions.  Capitalized terms, not otherwise defined herein shall have the same meanings set forth in the Plan.

2.                                      Vesting Dates.  The Units will vest in full on                                (the “Vesting Date”).

3.                                      Payout of Award.  Subject to the provisions of this Contract and the Plan, the Participant is awarded the aggregate number of Units set forth in this Contract, evidencing the right to receive an equivalent number of shares of Stock.  Payment of vested Units shall be made as soon as practicable following the Vesting Date.  Settlement will be made by payment in shares of Stock or cash, as determined by the Committee and in accordance with the Plan.  If paid in shares of Stock, such shares of Stock shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 9, or any applicable law, rule or regulation.

4.                                      Non-transferable.  The Participant agrees that the Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

5.                                      Change of Control.  The Units will vest automatically and without any further action on the part of the Company or the Participant immediately following any Change of Control.

6.                                      Sale of Subsidiary.  The Units will vest automatically and without any further action on the part of the Company or the Participant if the Participant is employed by a Subsidiary of the Company immediately following the sale or disposition of such Subsidiary by the Company; provided, however, that the Participant was not offered another position with the Company, which includes substantially equivalent salary, benefits, duties and responsibilities as the Participant’s last position.

7.                                      Tax Withholding.  The Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Units or any payment in settlement thereof.  The Company shall have no obligation to deliver shares of Stock or payment in settlement until the tax withholding obligations of the Company have been satisfied by the Participant.

[Participant hereby agrees that the Company (and/or Participant’s employer, as appropriate) may deduct from any payroll or other amounts payable to Participant, an amount in satisfaction of and/or equal to, any tax, employee’s national insurance contributions, and any employer’s (secondary Class 1) national insurance contributions (to the extent such amounts may be lawfully reimbursed or recovered, as the case may be, from the relevant Participant), which the Company or Participant’s employer may become liable to withhold or pay in respect of any such payment.]

8.                                      Certificate Registration.  If settled in shares of Stock, the certificate issuable upon vesting of the Units shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

9.                                      Restrictions on Issuance of Shares.  The grant of the Units and any settlement thereof shall be subject to compliance with all applicable requirements of federal, state or foreign law.  If settled in shares, the issuance of shares of Stock upon vesting of the Units shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Units shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to issuance of the shares of Stock upon vesting of the Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

[This grant of Units and the shares of Stock, if any, to be issued upon payout shall be made available only to an employee of the Company or its Subsidiary in reliance of the prospectus exemption set out in Section 273(1)(f) of the Securities and Futures Act (Chapter 289) of Singapore.  Please note that neither this agreement nor any other document or material in connection with this offer of Units and the shares of Stock, if any, paid upon settlement of the Units has been or will be lodged, registered or reviewed by any regulatory authority in Singapore.]

10.                               Fractional Shares.  If settled in shares of Stock, the Company shall not be required to issue fractional shares upon the vesting of the Units.

11.                               Termination of Employment.  The Participant agrees that, except as set forth below, upon his or her termination from the Company or a Related Company for any reason prior to Vesting Date, the Participant shall forfeit any rights he or she may have under this Contract on the effective Date of Termination.  In the event that the Participant’s employment by the Company or a Related Company is terminated prior to the Vesting Date, but either on or after a Retirement Event or by reason of death or Disability, and the Participant has not been terminated for Cause, the number of Units under this Contract eligible for payout at the Vesting Date shall equal (i) the number of Units granted pursuant to this Contract, multiplied by (ii) a fraction, the numerator of which is the number of days during the period beginning on                     , 20     and ending on the Participant’s Date of Termination, and the denominator of which is the number of days during the period beginning on                   , 20       and ending on the Vesting Date.  In the event the immediately preceding sentence applies, effective as of the Date of Termination, all Units in excess of the amount that are eligible for vesting by operation of the immediately preceding sentence shall be forfeited and cease to be outstanding.  For purposes hereof, a “Retirement Event” means the date the Participant reaches age 58 and has five years of continuous service with the Company and/or one or more of the Related Companies immediately prior to the Date of Termination.

12.                               Stockholder Rights.  The Participant shall have no rights as a holder of Stock with respect to the Units granted hereunder.  Notwithstanding the foregoing, the Participant shall have the right to receive a cash payment (the “Dividend Equivalent Payment”) with respect to the Units (if any) that vest pursuant to this Contract, subject to withholding pursuant to the terms of this Contract and the Plan, in an amount equal to the aggregate cash dividends that would have been paid to Participant if Participant had been the record owner, on each record date for a cash dividend during the period from                   , 20     through the settlement date of the Units, of a number of shares of Stock equal to the number of Units that actually vest on the Vesting Date under this Contract.  The Dividend Equivalent Payment shall be made on the settlement date of the Units.  Participant shall not be entitled to receive any payments with respect to any non-cash dividends or other distributions that may be made with respect to shares of Stock.

13.                               Adjustments.  The Units shall automatically and without any further action on the part of the Company or the Participant be adjusted if and to the extent that the Stock underlying the Units becomes subject to a stock dividend, stock split, recapitalization, merger, consolidation, reorganization or other event.

14.                               Personnel & Compensation Committee Actions.  The Committee may, in its discretion, remove, modify or accelerate the vesting schedule with respect to the Units under such circumstances as the Committee, in its discretion, shall determine, subject however to the terms of the Plan.

15.                               Effect of Award on Employment.  Nothing in this Contract shall be construed as an agreement for the continued employment of the Participant, and Company shall have the right to terminate the employment of the Participant at any time for any reason, with or without cause.

16.                               Further Assurances.  Each of the parties hereto agrees to execute and deliver all consents and other instruments and take all other actions deemed necessary or desirable by counsel for the Company to carry out each provision of this Contract and the Plan.

17.                               Governing Law.  The validity, interpretation, performance and enforcement of this Contract shall be governed by the laws of the State of Delaware, determined without regard to its conflict of law provisions.

18.                               Plan Governs.  This Contract has been executed pursuant to the Plan, and each and every provision of this Contract shall be subject to the provisions of such Plan and, except as otherwise provided herein, the terms therein shall govern this Contract.  In the event of any conflict between the terms of this Contract and any other documents or materials provided to the Participant, the terms of this Contract will control.